EXHIBIT 10.11.1

                         AMENDMENT 1994-1

                            THE VONS COMPANIES,INC.
                            401(k) WRAPAROUND PLAN


          WHEREAS, The Vons Companies, Inc. ("Company") maintains
The Vons Companies, Inc, 401(k) Wraparound Plan ("Plan"); and

          WHEREAS, the Compensation Committee has the right to amend the Plan; and

          WHEREAS, the Compensation Committee now desires to amend the Plan to provide that the Investment Equivalents for deferrals, Company Match and Discretionary Company Match made on or after January 1, 1995 shall be determined on an annual basis, and that future changes to the Investment Equivalents shall apply to such amounts, except that such changes shall not apply to amounts credited prior to January 1, 1995; and

          WHEREAS, the Compensation Committee also desires to amend the Plan to allow certain Participants the right to elect installment payments and to allow Participants the ability to withdraw funds by forfeiting certain amounts;

          NOW, THEREFORE, this Amendment 1994-1 is hereby adopted effective December 31, 1994:


          1. The following is hereby added after the first paragraph of Section 5.4:

     "Effective for the deferrals, Company Match and Discretionary Company Match made on or after January 1, 1995, the new rate of return established by the Compensation Committee as an Investment Equivalent shall apply both to the deferrals, Company Match and Discretionary Company Match made for the Plan Year for which the new rate of return is established, as well as the deferrals, Company Match and Discretionary Match previously credited for previous
     Plan Years. The preceding sentence shall not apply, however, to the deferrals, Company Match and Discretionary Company Match made for Plan Years ending on or before December 31, 1994."

          2.   The following is hereby added to the end of
Section 7.2:

     "Notwithstanding the foregoing, if a Participant who satisfies the criteria specified below so elects, the Participant shall receive his benefits in the form of five annual installments, calculated as described below. In order to make such election, the Participant must satisfy all of the following requirements:

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               (a)  The election must be made at least two years
          prior to the date benefit payments commence according to Section 7.1;

               (b) As of the date benefit payments commence, the Participant must have completed at least ten "years of vesting service," as such term is defined in the Vons
          Personal Choice Profit Sharing Plan; and

               (c) The amount of benefit which would, absent the election, be paid to the Participant as a lump sum, must exceed $25,000.

          The annual installments shall be paid in level annual installments, amortized at the rate set forth as a Investment Equivalent for the year in which the first installment payment is made (notwithstanding subsequent changes in the Installment Equivalent).

          3. The following new section 7.5 is hereby added to the Plan.

          "7.5 Forfeiture Distribution.  The Plan Committee shall,
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     upon written request of a Participant, make a lump sum
     payment to the Participant of up to 85% of the amount the Participant is entitled to receive under the Plan, but only if the Participant agrees to the following conditions:

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               (a)  The Participant shall immediately and
          irrevocably forfeit 15% of the amount withdrawn. The forfeiture shall reduce the Participant's remaining balance in the Plan;

               (b) The Participant shall not be entitled to make a deferral election under Article IV for the following
          Plan Year, and his deferrals shall be suspended for the remainder of the Plan Year; and

               (c) The amount withdrawn shall not be credited with an Investment Equivalent for any Valuation Date following the Date the amount is withdrawn.

     The remaining portion of such Participant's Account, if any, shall be distributed in accordance with Sections 7.1 and
     7.2. This Section shall not be construed to allow distribution under the Plan of amounts greater than those the Participant would otherwise have received if no distribution under this Section had been made."

          IN WITNESS WHEREOF, this Amendment 1994-1 is hereby
adopted this 23d day of December 1994.
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                      THE VONS COMPANIES, INC.


                      By /s/ Dick W. Gonzales
                         --------------------------------------
                             Dick W. Gonzales

                      Its Group Vice President, Human Resources
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